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                                 EXHIBIT 99(1)

                         CONSENT OF BERKSHIRE CAPITAL


First Security Corporation
79 South Main Street
Salt Lake City, Utah 84111

Gentlemen:

We hereby consent to the inclusion of the Fairness Opinion of Berkshire Capital Corporation in the Form S-4 Registration Statement of First Security Corporation in connection with the acquisition of Van Kasper & Company, Inc. We also consent to the references made in the such Form S-4 Registration Statement to Berkshire Capital Corporation.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,

December 21, 1998

                                       /s/ Berkshire Capital Corporation